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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated November 20, 1997, relating to the financial statements and financial highlights of MAS PA Municipal Portfolio and MAS Municipal Portfolio, each a portfolio constituting part of MAS Funds, appearing in the September 30, 1997 Annual Report to Shareholders of twenty-two of the twenty-four portfolios of MAS Funds, which financial statements and financial highlights are also incorporated by reference into this Registration Statement. We also consent to the reference to us in relation to MAS Funds appearing under the heading "Additional Information About the Portfolios" in the Prospectus/Proxy Statement which is part of the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" included in the Prospectus (Institutional Class Shares, dated January 31, 1998 as supplemented through March 16, 1998) of MAS Funds, and under the heading "Financial Statements" included in the Statement of Additional Information of MAS Funds dated January 31, 1998, all of which are incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
October 27, 1998